Exhibit 23.02

                                      BDO
                                    ZIV HAFT
                      Certified Public Accountants (Isr.)


Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 of the Registration Statement (Form F-3/A), and related Prospectus of BluePhoenix Solutions Ltd. for the registration of 2,104,558 of its ordinary shares and to the incorporation by reference therein of our report dated May 27, 2004, with respect to the consolidated financial statement of BluePhoenix Solutions Ltd. Included in Amendment No.3 of its Annual Report (Form 20-F/A) for the year ended December 31, 2003 filed with the Securities and Exchange Commission. We also consent to the inclusion therein of our report dated March 31, 2004 included in the consolidated financial statements as of September 30, 2002 of Liraz System Ltd.

                                           Ziv Haft

                                           /s/ Ziv Haft

                                           Certified Public Accountants (Isr.)
                                           BDO Member Firm


Tel Aviv, Israel
February 18, 2005